NAME OF PURCHASER:  Brown Simpson Partners I, Ltd.
                    ------------------------------

To:  ORTHOVITA, INC.
     45 GREAT VALLEY PARKWAY
     MALVERN, PA  19355

                                ORTHOVITA, INC.
                            SUBSCRIPTION AGREEMENT

                                  SECTION 1.
                                  ----------

     1.1  Subscription.  The undersigned (the "Purchaser"), intending to be
          ------------
legally bound, hereby subscribes for and agrees to purchase five hundred eight thousand, four hundred seventy-five (508,475) shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of Orthovita, Inc., a Pennsylvania corporation (the "Company"), subject to adjustment pursuant to
Section 1.4 hereof, together with a one year warrant to purchase seven hundred sixty-two thousand, seven hundred twelve (762,712) shares of Common Stock at an exercise price of USD$5.90 per share, subject to adjustment as described therein (the "Warrants") for the aggregate purchase price of three million U.S. dollars (USD$3,000,000) (the "Aggregate Purchase Price") in accordance with the terms and conditions of this Subscription Agreement (the "Subscription Agreement").

     1.2  Purchase of Securities; Delivery of Documents.  At the Closing (as
          ---------------------------------------------
defined in Section 2.1 below), subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares and Warrants (collectively, the "Securities") for the Aggregate Purchase Price.

     1.3  Pricing of the Shares of Common Stock.  The "Purchase Price" shall
          -------------------------------------
mean, for each Share of Common Stock, an amount equal to USD$5.90 per Share.

     1.4  Dilution Shares.  Immediately following the occurrence of a "Dilution
          ---------------
Event" (as such term is defined below) during the one year period following the date of this Subscription Agreement, the Purchaser shall have the right to purchase (the "Purchase Rights") from the Company, at a purchase price per share equal to $.01 (the "Dilution Share Price"), that number of shares of Common Stock calculated in accordance with the terms of Section 1.4(c) (such shares being referred to as the "Dilution Shares").

          (a)  A Dilution Event shall be deemed to occur if the Company:

               (i) issues or sells, or is deemed to have issued or sold, any Common Stock (other than the Excluded Securities); or

               (ii) in any manner grants, issues or sells any rights, options, warrants, options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (other than any Excluded Securities) (such rights, options or warrants being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities");

in each case, for a price per share less than the Comparison Price (as such term is defined below) then in effect immediately prior to such issuance, sale or grant (the "Lower Price"). For purposes of calculating the price per share (a) with respect to paragraph 1.4(a)(i) above, the "price per share" shall be determined by dividing the aggregate consideration received for the issuance or sale by the total number of shares issued or sold; and (b) with respect to paragraph 1.4(a)(ii), the "price per share" shall be determined by dividing (1) the total amount, if any, received or receivable by the Company as consideration for the granting of Options or the issuance or sale of Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon exercise of all such Options or upon the conversion or exchange of such Convertible Securities, by (2) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of all such Convertible Securities. The "Comparison Price" shall initially be $5.90, provided, however, that the Comparison Price shall equal the Lower Price immediately following a Dilution Event. In addition, the Comparison Price then in effect shall be further adjusted for any stock splits, combination, stock dividends, recapitalization or the like from time to time.

          (b) For the purposes of this Section 1.4, the term "Excluded Securities" shall mean: (i) shares of Common Stock issued or issuable pursuant to the Warrants, (ii) any Dilution Shares issued or issuable hereunder; (iii) shares of Common Stock (including options and warrants) issuable upon the exercise of, or pursuant to the anti-dilution provisions contained within, any options, restricted stock awards or warrants outstanding on the date hereof;
(iv) up to 623,571 shares of Common Stock or Options issued or issuable to officers, employees or directors of, or consultants to, the Company pursuant to a stock purchase or option plan or other employee stock bonus arrangement approved by the Company's Board of Directors; (v) shares of Common Stock, Options or Convertible Securities issued or issuable pursuant to a stock split, combination, subdivision, dividend or other distribution on outstanding shares of Common Stock; (vi) any shares of Common Stock, Options or Convertible Securities issued pursuant to Sections 13.5 or 13.6 of the Warrants; (vii) shares of Common Stock, if any, issued as payment for a Registration Delay Payment (as defined in the Registration Rights Agreement, defined below); or
(viii) one or more issuances of Common Stock, Options or Convertible Securities that, in the aggregate, do not exceed .5% of the Company's Common Stock then outstanding, to the extent that the aggregate proceeds raised in connection therewith do not exceed $500,000.

          (c) The number of Dilution Shares of Common Stock that may be purchased following the occurrence of a Dilution Event shall be calculated by subtracting the number of Shares (excluding any Excluded Securities) that the Purchaser owns beneficially and of record upon the occurrence of the Dilution Event (the "Owned Shares") from the quotient obtained by dividing (x) the product of the Owned Shares and the Comparison Price then in effect immediately prior to the Dilution Event by (y) the Lower Price.

          (d) A Purchase Right is exercisable by the Purchaser for the period commencing on the date of the Dilution Event giving rise to the applicable Purchase Right and ending on the one year anniversary of the date of this Subscription Agreement (the "Purchase Right Period"), by the Purchaser giving the Company a written notice of its desire to exercise a Purchase Right substantially in the form attached hereto as Exhibit C (the "Purchase Right
                                             ---------
Notice"), together with (i) payment of the Dilution Share Price for all Dilution Shares being purchased as set forth in the Purchase Right Notice (the aggregate of the Dilution Share Price for all Dilution Shares being purchased being referred to herein as the "Aggregate Dilution Share Price"). Payment of the Aggregate Dilution Share Price shall be made (i) by check or bank draft payable to the order of the Company or (ii) by wire transfer to the account of the Company. Within five business days after the Company receives the Purchase Right Notice, Aggregate Dilution Share Price and the Investor Certificate from the Purchaser, the Company shall deliver or cause to be delivered to the Purchaser a certificate issued in the name of the Purchaser and representing the number of Dilution Shares so purchased.

          (e) Notwithstanding anything herein to the contrary, in no event shall the Purchaser or the Company have the right or be required to exercise a Purchase Right to the extent that such exercise would cause the aggregate number of shares of Common Stock beneficially owned by such Purchaser and its Affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of this Section 1.4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The provisions of this
Section 1.4(e) may be waived by a Holder as to itself (and solely as to itself) upon not less than 65 days prior written notice to the Company, and the provisions of this Section 1.4(e) shall continue to apply until such 65th day (or later, if stated in the notice of waiver).

          (f) Notwithstanding anything herein to the contrary, upon the expiration of Options or Convertible Securities, the issuance of which resulted in a Purchase Right pursuant to this Section 1.4, if all of such Options or Convertible Securities shall not have been exercised or converted, that particular Purchase Right shall immediately upon such expiration be deemed null and void, and the Purchase Right Period with respect thereto expired.

          (g) As used in this Section 1.4, the terms set forth below shall have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control", when used with respect to any Person, means the
             -------
possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated",
                                                            ----------
controlling" and "controlled" have meanings correlative to the foregoing.
-----------       ----------


          "Person" means an individual or a corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          (h) The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of Purchase Rights, all shares of Common Stock from time to time issuable upon the exercise of the Purchase Rights.


                                  SECTION 2.
                                  ----------

          2.1  Closing. The closing of the purchase and sale of the Securities
               -------
(the "Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103 or such other place as may be mutually agreed by the Company and the Purchaser, immediately following the execution of this Agreement by the Purchaser and the Company. At the Closing of the purchase and sale of the Securities subscribed to by the Purchaser, the Company shall prepare for delivery to the Purchaser certificates for the Common Stock to be issued and sold to the Purchaser and a Warrant certificate in the form attached hereto as Exhibit A, duly registered in the Purchaser's name
                        ---------
against payment in full by the Purchaser of the Aggregate Purchase Price in United States dollars in immediately available funds to an account or accounts designated in writing by the Company.

          2.2  Closing Deliveries.
               ------------------

          (a) At or prior to the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following in form and substance reasonably satisfactory to the Purchaser:

               (i)   An executed copy of this Agreement;

               (ii) A certificate representing the Shares of Common Stock purchased by the Purchaser, registered in the name of such Purchaser, in form satisfactory to such Purchaser (provided that delivery of such certificate on the business day immediately after the date of the Closing shall be deemed to satisfy the Company's obligation in this Section 2.2(a)(ii));

               (iii) An executed instrument representing the Warrant purchased by the Purchaser, registered in the name of the Purchaser, substantially in the form of Exhibit A;
        ---------

               (iv) An executed Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement");
                            ---------

               (v)   An opinion of the Company's legal counsel; and

               (vi) Such other documents relating to the transaction as the Purchaser and its counsel may reasonably request.

          (b) At or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following in form and substance reasonably satisfactory to the Company:

               (i)   An executed copy of this Agreement;

               (ii)  The Aggregate Purchase Price; and

               (iii) Such other documents relating to the transaction as the Company and its counsel may reasonably request.

     2.3  Waiver of Participation Rights.  In consideration of the offer to sell
          ------------------------------
the Securities hereunder and as a condition to the Closing, the Purchaser hereby irrevocably waives any and all participation rights previously granted to it by the Company to purchase additional shares of the Company's capital stock as set forth in a letter dated July 5, 2000 from the Company to the Purchaser.

                                  SECTION 3.
                                  ----------

     3.1  Representations and Warranties of the Company.
          ---------------------------------------------

     The Company represents and warrants that:

     (a) Each of the Company and its subsidiaries is a corporation duly organized and validly subsisting under the laws of the state of its formation, and duly qualified to do business and in good standing as a foreign corporation in each state in which the nature of its business or properties requires such qualification (except where failure as to qualify would not have a material adverse effect on the Company taken as a whole), and the Company has full power and authority, corporate and otherwise, to enter into and perform this Subscription Agreement, and to execute and deliver the various instruments and documents provided for herein.

     (b) The execution, delivery and performance by the Company of this Subscription Agreement and the Registration Rights Agreement, and the issuance and delivery by the Company of the Securities as contemplated hereby, have been duly authorized by all necessary corporate action and will not violate any provision of law, court order or decree, or of the Company's Articles of Incorporation or Bylaws, or result in the breach of, constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument to which the Company or any of its subsidiaries is a party, or by which it or any of its subsidiaries' property may be bound or affected. The issuance of the Securities will trigger certain anti-dilution provisions set forth in common stock purchase warrants previously granted by the Company that will result in the issuance of less than 2,000 additional shares under the effected warrants. Each of the Subscription Agreement, the Warrant and the Registration Rights Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms subject to general principles of equity and bankruptcy and other laws affecting creditors' rights generally.

     (c) Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and all Quarterly Reports on Form 10-Q filed thereafter (including the Company's Form 10-Q for the quarter ended June 30, 2000), including all exhibits thereto (collectively, the "Documents"), there are no material lawsuits or proceedings pending, or, to the Company's knowledge, threatened, against or affecting the Company or any of its subsidiaries and there are no proceedings before any governmental commission, bureau or other administrative agency pending, or, to the Company's knowledge, threatened, against or affecting the Company or any of its subsidiaries.

     (d) As of August 18, 2000, the authorized capital stock of the Company consisted of 50,000,000 shares of Common Stock of which 12,805,158 shares were issued and outstanding. An additional 2,339,896 shares of Common Stock are issuable upon the exercise of outstanding warrants and outstanding vested and unvested options and restricted stock awards as of August 18, 2000.

     (e) The Shares issuable under this Subscription Agreement have been duly authorized and, when issued in compliance with this Subscription Agreement against payment therefor, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon the exercise of the Warrant (the "Warrant Shares") and the Placement Agent Warrant (as such term is defined in
Section 3.1(m) below) (the "Placement Agent Warrant Shares") have been duly authorized and reserved for issuance. Upon a Dilution Event, the Company shall reserve a sufficient number of shares of Common Stock issuable in connection with the Purchase Rights, which shares shall be duly authorized. When issued in accordance with the provisions of the Warrant, this Subscription Agreement and the Placement Agent Warrant, including payment in full of the exercise price therefor, the Warrant, the Dilution Shares and the Placement Agent Warrant Shares, respectively, will be validly issued, fully paid and nonassessable. The Shares, Warrant Shares, Dilution Shares and Placement Agent Warrant Shares will be issued free and clear of any claim, lien, security interest or other encumbrance other than as set forth therein; provided, however, that the Shares, Warrant

Shares, Dilution Shares and Placement Agent Warrant Shares may be subject to restrictions applicable on transfer under state and/or federal securities laws.

     (f) No governmental permit, consent, approval or authorization is required in connection with (i) the execution, delivery and performance of this Subscription Agreement, the Warrant and the Registration Rights Agreement by the Company or (ii) the offer, sale, issuance and delivery of the Securities, the Warrant Shares or the Dilution Shares contemplated hereby by the Company; provided that, all representations made to the Company by the Purchaser in this
-------------
Subscription Agreement and in any other document or instrument delivered in connection herewith are assumed for purposes of this representation and warranty to be accurate and complete.

     (g) None of the Documents contains, as of the date thereof, any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in the light of the circumstances in which and the date on which they were made, not misleading, and each of such reports or filings complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and to the Exchange Act, and the rules and regulations promulgated under each such Act. As of the date hereof, except as disclosed in the Documents and except for operating losses in the ordinary course of business, since June 30, 2000, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), assets, liabilities or results of operations or, insofar as can be reasonably foreseen, prospects of the Company.

     (h) Neither this Agreement nor the Documents, as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (i) As of the date hereof, the Common Stock is traded on the NASDAQ National Market System and the EASDAQ stock market.

     (j) Subject to the accuracy and completeness of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issuance and sale by the Company to the Purchaser of the Securities is exempt from the registration requirements of the Securities Act.

     (k) The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or the laws of the state of incorporation of the Company which is or could become applicable to the Purchaser or the Subscription Agreement or Warrants as a result of the transactions contemplated by the Subscription Agreement or Warrants. None of the transactions contemplated by this Subscription Agreement and the Warrants, including the exercise of the Warrants, will trigger any poison pill provisions of any of the Company's stockholders' rights or similar agreements.

     (l) As of the date hereof, the Company is eligible to register securities for resale with the Securities and Exchange Commission (the "Commission") on Form S-3 promulgated under the Securities Act.

     (m) In consideration for services rendered by the Placement Agent in placing the Securities, the Company has agreed to pay the Placement Agent an aggregate commission consisting of (x) a cash payment equal to 7.5% of the Aggregate Purchase Price and any sums received by the Company as payment of the Exercise Price (as such term is defined in the Warrant) for the Warrant Shares; and (y) five-year warrants to purchase an aggregate 63,559 shares of Common Stock at an exercise price of $5.90 per share (the "Placement Agent Warrants"). Other than as set forth herein, the Company has no other obligation to pay brokers' fees or commissions by virtue of the sale of the Securities.

                                  SECTION 4.
                                  ----------

     4.1  Purchaser Representations and Warranties.  The Purchaser hereby
          ----------------------------------------
acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

     (a) The Purchaser has received, read carefully and understands the Documents and has had an adequate opportunity to consult his own attorney, accountant or investment advisor (his "Advisors") with respect to the suitability of the investment contemplated hereby for the Purchaser. The Purchaser further acknowledges that the Purchaser and his Advisors have also made such other investigation, review, examination and inquiry concerning the Company and its business and affairs as they have deemed appropriate so as to understand the nature of the investment in the Securities, the Warrant Shares and the Dilution Shares (collectively, the "Aggregate Securities"), including without limitation, the merits and risks thereof.

     (b) The Purchaser is acquiring the Aggregate Securities for the Purchaser's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in violation of the Securities Act. Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Aggregate Securities, for which the Purchaser is subscribing.

     (c) The Purchaser has full power and authority to enter into this Subscription Agreement and the Registration Rights Agreement. The execution and delivery of this Subscription Agreement and the Registration Rights Agreement has been duly authorized by the Purchaser, and this Subscription Agreement constitutes a valid and legally binding obligation of the Purchaser.

     (d) The Purchaser acknowledges the Purchaser's understanding that the offering and sale of the Aggregate Securities is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, the Purchaser represents and warrants to and agrees with the Company and its affiliates as follows:

          (i) The Purchaser understands that the basis for the exemption from registration may not be present if, notwithstanding such representations, the Purchaser's intention is merely to acquire the Aggregate Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Accordingly, the Purchaser does not have any such intention;

          (ii) The Purchaser has the financial ability to bear the economic risk of the Purchaser's investment, which is speculative in nature, has adequate means for providing for the Purchaser's current needs and personal contingencies and has no need for liquidity with respect to the Purchaser's investment in the Company; and

          (iii) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Aggregate Securities. If other than an individual, the Purchaser also represents it has not been organized for the purpose of acquiring the Aggregate Securities.

     (e) The Purchaser is an "accredited investor," as that term is defined in Rule 501 of Regulation D (as described in Appendix I hereto).
                                          ----------

     (f) The Purchaser has been advised by the Company that the Confidential Private Placement Memorandum dated April 7, 2000 is outdated and has not been updated by the Company, and the Purchaser has not relied on such Memorandum in any way and to any extent whatsoever in its efforts to understand the nature of the investment in the Aggregate Securities, including, without limitation, the merits and risks thereof.

     (g)  The Purchaser:

          (i) Has been furnished with copies of the Documents. The Purchaser acknowledges and agrees that the Documents supercede all written information regarding the Company that the Purchaser may have received prior to the date of the Documents. The Purchaser has carefully read the Documents and has relied solely (except as indicated in subsections (ii) and (iii) below) on the information contained in the Documents (including all exhibits thereto), provided, however, that the foregoing does not limit or modify the representations and warranties of the Company contained in
     Section 3 hereof or the right of the Purchaser to rely thereon;

          (ii) Has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Aggregate Securities hereunder and the Company to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

          (iii) Has been given the opportunity for a reasonable period of time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the offering of the Aggregate Securities and other matters pertaining to this investment, and has been given the opportunity for a reasonable period of time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information contained in the Documents or that which was otherwise provided in order for the Purchaser to evaluate the merits and risks of purchase of the Aggregate Securities to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

          (iv) Has not been furnished with any oral representation or oral information in connection with the offering of the Aggregate Securities which is not contained herein or in the Documents; and

          (v) Has determined that the Aggregate Securities are a suitable investment for the Purchaser and that at this time the Purchaser could bear a complete loss of such investment.

     (h) The Purchaser is not relying on the Company or its affiliates with respect to economic considerations involved in this investment.

     (i) This offer is not transferable or assignable by the Purchaser unless the Purchaser complies with the terms of transfer hereof. The Purchaser further represents, warrants and agrees that the Purchaser will not sell or otherwise transfer any of the Aggregate Securities issued in connection with the this Subscription Agreement or the Warrant, without registration under the Securities Act or an exemption therefrom, and that the Purchaser fully understands and agrees that the Purchaser must bear the economic risk of the Purchaser's purchase because, among other reasons, none of the Aggregate Securities have been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. In particular, the Purchaser is aware that the Aggregate Securities are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Purchaser also understands that, except as otherwise provided in the Registration Rights Agreement, the Company is under no obligation to register any of the Aggregate Securities on the Purchaser's behalf or to assist the Purchaser in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Purchaser further understands that sales or transfers of the Aggregate Securities are further restricted by state securities laws and the provisions of this Subscription Agreement.

     (j) No representations or warranties have been made to the Purchaser by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Aggregate Securities the Purchaser is not relying upon any representations other than those contained herein.

     (k) Any information which the Purchaser has heretofore furnished to the Company with respect to the Purchaser's financial position and business experience is correct and complete as of the date of this Subscription Agreement and, if there should be any material change in such information, the Purchaser will immediately furnish such revised or corrected information to the Company.

     (l) The Purchaser understands and agrees that the certificates for the Aggregate Securities shall bear the following legend, or a similar legend to the same effect, until (i) the Shares, Warrant Shares and Dilution Shares shall have been registered under the Securities Act pursuant to the Registration Rights Agreement and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such Aggregate Securities may be sold without registration under the Securities Act or any applicable "Blue Sky" or state securities laws:

          "[NEITHER] THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES INTO WHICH THEY ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ALL SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. [NEITHER] THE SECURITIES REPRESENTED HEREBY [NOR THE SECURITIES INTO WHICH THEY ARE EXERCISABLE] MAY [NOT] BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

     (m) The Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser's net worth, and an investment in the Aggregate Securities pursuant to the offering hereunder will not cause such overall commitment to become excessive.

     (n) The Purchaser: is not (i) a director, officer, or substantial security holder of the Company (a "Related Party"), (ii) a subsidiary, affiliate or other closely-related person of a Related Party, or (iii) any person, company or entity in which a Related Party has a substantial direct or indirect interest.

     (o) No Federal or state agency has made any findings or determination as to the fairness of the offering of the Securities hereunder (or any part thereof) for public investment, or any recommendation or endorsement of the Aggregate Securities (or any part thereof).

                                  SECTION 5.
                                  ----------

     5.1  Modification.  Neither this Subscription Agreement nor any provisions
          ------------
hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     5.2  Notices.  All notices, authorizations, consents, notices, waivers,
          -------
demands, requests or other communications required or permitted to be given under the terms of this Subscription Agreement shall be in writing and shall be deemed to have been delivered (i) upon the date of delivery, if personally delivered, (ii) one Business Day after deposit with a nationally-recognized overnight courier with charges prepaid, or (iii) upon the date of transmission, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if transmission is completed by or before 5:00 p.m. Eastern Time) or the first Business Day following such transmission if completed after 5:00 p.m. Eastern Time. Notices shall be addressed as follows:

          If to the Company, to:

               Orthovita, Inc.
               45 Great Valley Parkway
               Malvern, PA 19355
               Attn: Bruce A. Peacock
               President and Chief Executive Officer
               Fax: 610-640-2603

          With copies (which copies shall not constitute notice) to:

               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, PA 19103-2921
               Attn: David R. King, Esquire
               Fax: 215-963-5299

          If to the Purchaser, to:

               Brown Simpson Partners I Ltd.
               c/o Brown Simpson Asset Management LLC
               Carnegie Hall Tower
               152 West 57/th/ Street, 40/th/ Floor
               New York, NY 10019
               Attn: Peter D. Greene, Managing Principal,
                Chief Operating Officer and General Counsel
               Fax: 212-247-1329

          With copies (which copies shall not constitute notice) to:

               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               590 Madison Avenue
               New York, NY 10022
               Attn: James E. Kaye, Esquire
               Fax: 212-872-1002

or to such other address as the party to whom the notice is to be given may have furnished to the other party hereto in writing in accordance with the provisions of this Section 5.2.

     5.3  Counterparts. This Subscription Agreement may be executed through the
          ------------
use of separate signature pages or in any number of counterparts (and by facsimile signature), and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

     5.4  Binding Effect.  Except as otherwise provided herein, this
          --------------
Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Purchaser is more than one person, the obligation of the Purchaser shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

     5.5  Severability.  In the event that any provision of this Subscription
          ------------
Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.6  Entire Agreement.  This Subscription Agreement and the documents
          ----------------
referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

     5.7  Assignability.  This Subscription Agreement is not transferable or
          -------------
assignable by the Purchaser.

     5.8  Applicable Law.  This Subscription Agreement shall be governed by and
          --------------
construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles of such State.

     5.9  Pronouns.  The use herein of the masculine pronouns "he," "him" or
          --------
"his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

     5.10 Survival.  The respective indemnities, representations, warranties and
          --------
agreements of the Company and the Purchaser contained in this Subscription Agreement or made by or on behalf on them, respectively, pursuant to this Subscription Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of this 22nd day of August 2000.

Number of Shares of Common Stock subscribed for:            508,475   .
                                                        ---------------

Amount of check enclosed or wire transfer:              $ 3,000,000.--.
                                                        ---------------



Date: August 22, 2000              Brown Simpson Partners I, Ltd
                                   --------------------------------------------
                                   (Print Name of Entity)

                                   By: /s/ Peter D. Greene
                                       -------------------
                                       Peter D. Greene
                                       Attorney-in-Fact



Date: August 22, 2000              ORTHOVITA, INC.


                                   By: /s/ Bruce A. Peacock
                                       --------------------
                                       Bruce A. Peacock
                                       President and Chief Executive Officer

                                  Appendix I
                                  ----------

     Pursuant to Rule 501 of Regulation D promulgated under the Securities Act, an accredited investor means:

     (a) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
          Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

     (b) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

     (c) Any organization described in Section 501(c)(3) of the Internal Revenue Code (the "Code"), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     (d)  Any director or executive officer of the Company;

     (e) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase exceeds $1,000,000;

     (f) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year;

     (g) Any trust, with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person having such knowledge and experience in financial and business matters so such person is capable of evaluating the merits and risks of the investment to be made; or

     (h)  Any entity in which all of the equity owners are accredited investors.

     In addition, a participant in a defined contribution or profit sharing plan qualified under Section 401 of the Code may be deemed the purchaser of the Common Stock for the purpose of determining whether the plan is an accredited investor if the following conditions are satisfied: (x) the plan trust must provide for segregated accounts for each plan participant, (y) the plan document must provide the participant with the power to direct the trustee to make each particular investment to the extent of the participant's voluntary contributions plus that portion of employer contributions that have vested to the participant's benefit and (z) the investment in the Securities must have been made pursuant to an exercise by the participant of the power to direct the investment of his or her account in the plan trust.

                                   EXHIBIT A

                                FORM OF WARRANT

                                   EXHIBIT B
                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT C
                        FORM OF PURCHASE RIGHTS NOTICE

To:  ORTHOVITA, INC.
     45 GREAT VALLEY PARKWAY
     MALVERN, PA  19355

     Pursuant to Section 1.4 of the Subscription Agreement (the "Subscription Agreement") dated as of August 22, 2000 between the undersigned and Orthovita, Inc., the undersigned hereby elects to purchase _______________ shares of Common Stock (the "Dilution Shares") at a purchase price of $0.01 per share for an aggregate purchase price of $______________ (the "Aggregate Dilution Share Price"). Payment in full of the Aggregate Dilution Share Price has been or is being made simultaneous with the delivery of this Notice in accordance with the provisions of Section 1.4(d) of the Subscription Agreement. In connection with the purchase of the Dilution Shares, the undersigned ratifies and confirms that the representations and warranties it made in Section 4 in the Subscription Agreement with respect to its acquisition of the Dilution Shares are true and correct as of the date hereof. Certificates representing the Dilution Shares should be in the name of the undersigned and delivered to:
________________________________________________________________________________
___________________________________________________________________________.



Dated:  ________________________                Brown Simpson Partners I, Ltd.

                                                By:  __________________________
                                                     Name:
                                                     Title:

                                     -18-